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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: February 9, 2006


                      CITIGROUP GLOBAL MARKETS LIMITED

                      By: /s/ Andrew M. Gaulter
                         --------------------------------------------
                         Name:   Andrew M. Gaulter
                         Title:  Secretary


                      CITIGROUP GLOBAL MARKETS EUROPE LIMITED

                      By: /s/ Andrew M. Gaulter
                         --------------------------------------------
                         Name:   Andrew M. Gaulter
                         Title:  Secretary


                      CITIGROUP GLOBAL MARKETS INTERNATIONAL LLC

                      By: /s/ Andrew M. Gaulter
                         --------------------------------------------
                         Name:   Andrew M. Gaulter
                         Title:  Secretary



                      CITIGROUP FINANCIAL PRODUCTS INC.

                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary



                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary



                      CITIGROUP INC.

                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:   Ali L. Karshan
                         Title:  Assistant Secretary